                                                                     EXHIBIT 1.2
                               Pricing Agreement
                               -----------------



Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation
Salomon Brothers Inc
B.T. Alex Brown Incorporated

c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                               November 20, 1997

Ladies and Gentlemen:

    ENSCO International Incorporated, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 20, 1997 (the "Underwriting Agreement"), between the Company on the one hand and the several Underwriters named in the pricing agreements executed pursuant thereto, including this Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

    An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

    Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto (the 6.75% Notes due November 15, 2007 and the 7.20% Debentures due November 15, 2027 are being purchased separately and not as a unit).

    If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                      Very truly yours,

                                      ENSCO International Incorporated



                                      By: /s/ C. Christopher Gaut
                                         -----------------------------
                                      Name:  C. Christopher Gaut
                                      Title: Vice President-Finance

Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Salomon Brothers Inc
B.T. Alex Brown Incorporated

By: /s/ Goldman, Sachs & Co.
    --------------------------
      (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                  SCHEDULE I

                                           PRINCIPAL     PRINCIPAL
                                           AMOUNT OF     AMOUNT OF
                                             NOTES       DEBENTURES
                                             TO BE         TO BE
              UNDERWRITER                  PURCHASED     PURCHASED
              -----------                 ------------  ------------

Goldman, Sachs & Co.                      $ 37,500,000  $ 37,500,000
Credit Suisse First Boston Corporation      37,500,000    37,500,000
Salomon Brothers Inc                        37,500,000    37,500,000
B.T. Alex Brown Incorporated                37,500,000    37,500,000


Total                                     $150,000,000  $150,000,000
                                          ============  ============

                                  SCHEDULE II


THE 6.75% NOTES DUE NOVEMBER 15, 2007 AND THE 7.20% DEBENTURES DUE NOVEMBER 15, 2027 ARE BEING PURCHASED SEPARATELY AND NOT AS A UNIT.

6.75%  NOTES DUE NOVEMBER 15, 2007
----------------------------------

TITLE OF DESIGNATED SECURITIES:             6.75% NOTES DUE NOVEMBER 15, 2007

AGGREGATE PRINCIPAL AMOUNT:                 $150,000,000

PRICE TO PUBLIC:                            99.982% OF PAR ($149,973,000), PLUS
                                            ACCRUED INTEREST, IF ANY, FROM
                                            NOVEMBER 25, 1997

PURCHASE PRICE BY UNDERWRITERS:             99.332% OF PAR ($148,998,000)

FORM OF DESIGNATED SECURITIES:              GLOBAL REGISTERED

SPECIFIED FUNDS FOR PAYMENT
   OF PURCHASE PRICE:                       SAME-DAY FUNDS (WIRE TRANSFER)

TIME OF DELIVERY:                           NOVEMBER 25, 1997

INDENTURE:                                  INDENTURE DATED AS OF NOVEMBER 20,
                                            1997, AS SUPPLEMENTED BY THE
                                            SUPPLEMENTAL INDENTURE DATED AS OF
                                            NOVEMBER 20, 1997

MATURITY:                                   NOVEMBER 15, 2007

INTEREST RATE:                              6.75%

INTEREST PAYMENT DATES:                     MAY 15 AND NOVEMBER 15 OF EACH YEAR
                                            COMMENCING MAY 15, 1998 (SHORT
                                            FIRST PERIOD)

REDEMPTION PROVISIONS:                      TREASURY MAKE WHOLE AS DESCRIBED IN
                                            THE PROSPECTUS SUPPLEMENT (TREASURY
                                            YIELD PLUS 15 BASIS POINTS)

DEFEASANCE PROVISIONS:                      SECTION 401 OF THE INDENTURE

CLOSING LOCATION FOR DELIVERY OF
  DESIGNATED SECURITIES:                    SULLIVAN & CROMWELL
                                            125 BROAD STREET
                                            NEW YORK, NEW YORK 10004

NAMES AND ADDRESSES OF REPRESENTATIVES:     C/O GOLDMAN, SACHS & CO.
                                            85 BROAD STREET
                                            NEW YORK, NEW YORK 10004

7.20%  DEBENTURES DUE NOVEMBER 15, 2027
---------------------------------------

TITLE OF DESIGNATED SECURITIES:                7.20% NOTES DUE NOVEMBER 15, 2027

AGGREGATE PRINCIPAL AMOUNT:                    $150,000,000

PRICE TO PUBLIC:                               99.582% OF PAR ($149,373,000),
                                               PLUS ACCRUED INTEREST, IF ANY,
                                               FROM NOVEMBER 25, 1997

PURCHASE PRICE BY UNDERWRITERS:                98.707% OF PAR ($148,060,500)

FORM OF DESIGNATED SECURITIES:                 GLOBAL REGISTERED

SPECIFIED FUNDS FOR PAYMENT
   OF PURCHASE PRICE:                          SAME-DAY FUNDS (WIRE TRANSFER)

TIME OF DELIVERY:                              NOVEMBER 25, 1997

INDENTURE:                                     INDENTURE DATED AS OF NOVEMBER
                                               20, 1997, AS SUPPLEMENTED BY THE
                                               SUPPLEMENTAL INDENTURE DATED AS
                                               OF NOVEMBER 20, 1997

MATURITY:                                      NOVEMBER 15, 2027

INTEREST RATE:                                 7.20%

INTEREST PAYMENT DATES:                        MAY 15 AND NOVEMBER 15 OF EACH
                                               YEAR COMMENCING MAY 15, 1998
                                               (SHORT FIRST PERIOD)

REDEMPTION PROVISIONS:                         TREASURY MAKE WHOLE AS DESCRIBED
                                               IN THE PROSPECTUS SUPPLEMENT
                                               (TREASURY YIELD PLUS 20 BASIS
                                               POINTS)

DEFEASANCE PROVISIONS:                         SECTION 401 OF THE INDENTURE

CLOSING LOCATION FOR DELIVERY OF
  DESIGNATED SECURITIES:                       SULLIVAN & CROMWELL
                                               125 BROAD STREET
                                               NEW YORK, NEW YORK 10004


NAMES AND ADDRESSES OF REPRESENTATIVES:        C/O GOLDMAN, SACHS & CO.
                                               85 BROAD STREET
                                               NEW YORK, NEW YORK 10004